UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2021
National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001-37351	46-5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8400 East Prentice Avenue, 9th Floor
Greenwood Village, Colorado 80111
(Address of principal executive offices)
(720) 630-2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	NSA	New York Stock Exchange
Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	NSA Pr A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 8.01    Other Events.
Proposed Offering
On July 20, 2021, National Storage Affiliates Trust (the “Company”) filed with the Securities and Exchange Commission a preliminary prospectus supplement and accompanying prospectus (the “Preliminary Prospectus”) under its effective shelf registration statement on Form S-3 pursuant to Rule 424 under the Securities Act of 1933, as amended, relating to a proposed public offering of 8,000,000 of the Company’s common shares of beneficial interest, $0.01 par value per share (the “Offering”). The Preliminary Prospectus also contains certain updated disclosure regarding the Company’s business. There can be no assurance that the Company will be able to complete the Offering on the terms described in the Preliminary Prospectus or at all.
Self Storage Property Acquisitions
From April 1, 2021 through July 19, 2021, the Company acquired 23 self storage properties, 22 from third-party sellers and one from the Company's existing PROs, located in 11 states and Puerto Rico, comprising approximately 1.9 million rentable square feet, configured in approximately 15,400 storage units for approximately $291.1 million. Consideration for these acquisitions included approximately $257.7 million of cash, OP equity consisting of 369,397 OP units and 324,505 subordinated performance units and the assumption of approximately $1.9 million of other working capital liabilities.
Based on the Company's underwriting, the Company believes that the aggregate purchase price of the 23 properties acquired between April 1, 2021 and July 19, 2021 represents a weighted average underwritten capitalization rate of approximately 6.9%.
The Company has also entered into contracts to acquire 50 self storage properties located in 15 states, comprising approximately 3.1 million rentable square feet, configured in approximately 22,200 storage units for aggregate consideration of approximately $381.2 million. Although the Company currently expects to complete these acquisitions during the third quarter of 2021, these acquisitions are subject to customary closing conditions, and there is no assurance that these properties will be acquired or will be acquired at the time or pursuant to the terms currently contemplated.
Based on the Company's underwriting, the Company believes the estimated aggregate purchase price of the 50 properties under contract to be acquired represents a weighted average underwritten capitalization rate of approximately 5.0%.
Based on the Company's underwriting, the Company believes that the estimated aggregate purchase price of the 50 properties under contract to be acquired, when combined with the aggregate purchase price of the 23 properties acquired between April 1, 2021 and July 19, 2021, represents a weighted average underwritten capitalization rate of 5.8%.
In addition to the properties under contract described above, in the normal course of its business, the Company is generally in various stages of discussions with the owners of additional self storage properties for potential acquisitions.
The Company calculates weighted average underwritten capitalization rates by dividing the anticipated cash net operating income that the Company expects to derive from the self storage properties described above for the twelve months immediately following the acquisition or expected acquisition date, as applicable (based upon information provided to the Company by the sellers of these properties in the diligence process and certain assumptions applied by the Company related to anticipated occupancy, rental rates and expenses over such period), by the total aggregate purchase price plus anticipated capital expenditures for the twelve months immediately following the acquisition or expected acquisition date. The Company calculates the anticipated cash net operating income by subtracting anticipated operating expenses (before interest expense and depreciation and amortization, and supervisory and administrative fees) at each property from the anticipated cash income from the property.
The Company has weighted the underwritten capitalization rates based on purchase price plus anticipated capital expenditures for the twelve months immediately following the acquisition or expected acquisition date.
The Company cautions you not to place undue reliance on their weighted average underwritten capitalization rates for the self storage properties acquired since April 1, 2021, under contract or being currently negotiated because they are based on information provided to the Company by the sellers of these properties in the diligence process and certain assumptions applied by the Company related to anticipated occupancy, rental rates and expenses over the twelve months immediately following the Company's acquisition or expected acquisition date, as applicable, and they are calculated on a non-GAAP basis. The Company's experience operating these properties may change the Company's expectations with respect to the Company's weighted average underwritten capitalization rates. In addition, the actual weighted average capitalization rates may differ from the underwritten weighted average capitalization rates described above based on numerous factors, including the Company's difficulties achieving assumed occupancy and/or rental rates, unanticipated expenses, results of the Company's final purchase price allocation and property tax reassessments, as well as the risk factors set forth herein and in documents. The Company can provide no assurance that the actual capitalization rates for these properties will be consistent with the weighted average underwritten capitalization rates set forth above.
The Company also continues to actively track and evaluate a robust pipeline of self storage properties, which it may pursue for future acquisition. This includes the Company's captive pipeline, which as of June 30, 2021, consists of over 160 self storage properties valued at approximately $1.8 billion.

Secured Debt Financing
On July 9, 2021, the Company entered into an agreement with a lender for an $88.0 million debt financing secured by a first lien on eight of its self storage properties. This interest-only loan matures in July 2028 and has a fixed interest rate of 2.77%. The Company used the net proceeds from this debt financing to repay borrowings outstanding under its revolving line of credit, which it refers to as its “Revolver”.
Senior Unsecured Notes Financing
On May 3, 2021, the Company entered into a Note Purchase Agreement providing for the private placement to certain institutional investors of $180.0 million of senior unsecured notes, comprised of $35.0 million of 2.16% senior unsecured notes due May 4, 2026 (the “2026 Notes”), $90.0 million of 3.00% senior unsecured notes due May 4, 2031 (the “May 2031 Notes”) and $55.0 million of 3.10% senior unsecured notes due May 4, 2033 (the “2033 Notes”). The sale and purchase of the 2033 Notes closed on May 26, 2021 and the sale and purchase of the 2026 Notes and the May 2031 Notes is expected to occur on or before July 26, 2021, subject to customary closing conditions. The Company plans to use the proceeds to repay outstanding amounts on its Revolver and for general corporate purposes.
ATM Program
From April 1, 2021 through June 30, 2021, the Company sold 2,390,000 of its common shares through the at-the-market (“ATM”) offering program at an average offering price of $43.86 per share, resulting in net proceeds to the Company of approximately $103.7 million, after deducting compensation payable by the Company to such agents and offering expenses. The Company used the net proceeds for self storage property acquisitions and to repay borrowings outstanding under its Revolver.
From July 1, 2021 through July 19, 2021, the Company sold 782,000 of its common shares through the ATM offering program at an average offering price of $51.82 per share, resulting in net proceeds to the Company of approximately $40.0 million, after deducting compensation payable by the Company to such agents and offering expenses. The Company used the net proceeds for self storage property acquisitions and to repay borrowings outstanding under its Revolver.
Preliminary Estimates for the Three and Six Months Ended June 30, 2021
Based on the Company's preliminary estimates for the quarter ended June 30, 2021, management expects to report as of or for three months ended June 30, 2021:
•total debt (inclusive of fair value of debt adjustments and debt issuance costs) of $2,058.6 million as of June 30, 2021;
•total cash and cash equivalents of $22.4 million as of June 30, 2021;
•total revenue between $137.5 million and $138.5 million for the quarter ended June 30, 2021;
•net operating income (“NOI”) between $95.0 and $96.0 million for the quarter ended June 30, 2021;
•same store revenue between $106.6 million and $107.6 million for the quarter ended June 30, 2021, or an increase of 15.5% to 16.5% when compared to the same period in 2020;
•same store NOI between $77.9 million and $78.9 million for the quarter ended June 30, 2021, or an increase of 20.5% to 22.0% when compared to the same period in 2020;
•funds from operations (“FFO”) per share between $0.54 and $0.55 for the quarter ended June 30, 2021;
•core FFO (“Core FFO”) per share between $0.54 and $0.55 for the quarter ended June 30, 2021;
•weighted average shares and units outstanding for estimated FFO and Core FFO per share for the quarter ended June 30, 2021 of 109.2 million;
•EBITDA between $93.0 million and $94.0 million for the quarter ended June 30, 2021; and
•Adjusted EBITDA between $94.5 million and $95.5 million for the quarter ended June 30, 2021.
Based on these preliminary estimates for the three months ended June 30, 2021, management expects to report, for the six-month period ended June 30, 2021:
•FFO per share between $1.03 and $1.04;
•Core FFO per share between $1.03 and $1.04;
•weighted average shares and units outstanding used for estimated FFO and Core FFO per share of 106.8 million;
•same store revenue between $208.1 million and $209.1 million, or an increase of 11.8% to 12.3% when compared to the same period in 2020; and

•same store NOI between $150.6 million and $151.6 million, or an increase of 16.0% to 16.7% when compared to the same period in 2020.
NOI, FFO, Core FFO, EBITDA and Adjusted EBITDA are non-GAAP financial measures and are defined in this report below under “—Non-GAAP Financial Measures”. Preliminary estimates of net income and earnings per share for the quarter ended June 30, 2021 are not available at this time due to the lack of availability of certain financial information, such as preliminary estimates of certain non-cash charges, that are necessary to provide preliminary estimates of net income and earnings per share. Accordingly, quantitative reconciliations of the Company's preliminary estimates of NOI, EBITDA and Adjusted EBITDA to net income and FFO per share and Core FFO per share to earnings per share, respectively, are not available without unreasonable efforts. The Company is therefore unable to address the probable significance of the unavailable information.
In addition, the Company estimates that its period-end occupancy for its 687 consolidated properties and for its 864 consolidated and unconsolidated real estate venture properties was approximately 96% as of June 30, 2021.
These expectations and preliminary estimates regarding the Company and its portfolio as of June 30, 2021 are subject to change upon completion of the Company's financial statements for the quarter ended June 30, 2021, including all disclosures required by U.S. generally accepted accounting principles (“GAAP”), and any such change could be material. There can be no assurance that the range of the Company's preliminary estimates of total revenue, total debt, total cash and cash equivalents, NOI, Same Store NOI, FFO per share, Core FFO per share, EBITDA and Adjusted EBITDA for the quarter ended June 30, 2021 or weighted average period-end occupancy as of June 30, 2021 are indicative of what the Company's results are likely to be for the quarter ended June 30, 2021 or in future periods as a result of the completion of the Company's financial closing procedures, final adjustments and other developments arising between now and the time that the Company's financial results for the quarter ended and as of June 30, 2021 are finalized. The preliminary estimated financial data included in this report has been prepared by, and is the responsibility of, the Company's management.
The Company's consolidated financial statements and related notes as of and for the quarter ended June 30, 2021 are not expected to be filed with the SEC until after this offering is completed. The Company's actual results may differ materially from the preliminary estimates for the quarter ended June 30, 2021 set forth herein. Accordingly, you should not place undue reliance on these preliminary estimates. These preliminary estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP. In addition, these preliminary estimates for the quarter ended June 30, 2021 are not necessarily indicative of the results to be achieved in any future period.
Non-GAAP Financial Measures
NOI
Net operating income, or NOI, represents rental revenue plus other property-related revenue less property operating expenses. NOI is not a measure of performance calculated in accordance with GAAP.
The Company believes NOI is useful to investors in evaluating the Company's operating performance because:
•NOI is one of the primary measures used by the Company's management and its PROs to evaluate the economic productivity of its properties, including the Company's ability to lease its properties, increase pricing and occupancy and control its property operating expenses;
•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of the Company's capital structure; and
•The Company believes NOI helps its investors to meaningfully compare the results of the Company's operating performance from period to period by removing the impact of its capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of the Company's assets from its operating results.
There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). The Company compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations and net income (loss).
For the Company's most recent reconciliation of net income (loss) to NOI for the three months ended March 31, 2021 and 2020, see the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC.

FFO and Core FFO
Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper — 2018 Restatement, which the Company refers to as the White Paper, defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity and after items to record unconsolidated partnerships and joint ventures on the same basis. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent the Company's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, the Company excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. The Company defines Core FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of the its core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of the Company's properties. Given the nature of the Company's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. The Company believes that FFO and Core FFO are useful to management and investors as a starting point in measuring its operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. The Company's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of the Company's ability to make cash distributions.The Company believes that to further understand its performance, FFO and Core FFO should be compared with its reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
For the Company's most recent reconciliation of net income (loss) to FFO and Core FFO for the three months ended March 31, 2021 and 2020, see the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC.
EBITDA and Adjusted EBITDA
The Company defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company’s share of unconsolidated real estate venture depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA plus acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties and impairment of long-lived assets, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures. These further adjustments eliminate the impact of items that the Company does not consider indicative of the Company's core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that the Company's future results will be unaffected by unusual or non-recurring items.
The Company presents EBITDA and Adjusted EBITDA because it believes they assist investors and analysts in comparing its performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:
•EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;
•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and
•other companies in the Company's industry may calculate EBITDA and Adjusted EBITDA differently than the Company does, limiting their usefulness as comparative measures.
The Company compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
For the Company's most recent reconciliation of net income (loss) to EBITDA and Adjusted EBITDA for the three months ended March 31, 2021 and 2020, see its quarterly report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC.
FORWARD-LOOKING STATEMENTS
The Company makes forward-looking statements in this report that are subject to risks and uncertainties. These forward- looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. When the Company uses the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may," or similar expressions, the Company intends to identify forward-looking statements.
The forward-looking statements contained in this report reflect the Company's current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. One of the most significant factors is the ongoing and potential impact of the COVID-19 pandemic on the economy, the self storage industry and the broader financial markets, which may have a significant negative impact on the Company's financial condition, results of operations and cash flows. The Company is unable to predict whether the continuing effects of the COVID-19 pandemic will trigger a further economic slowdown or a recession and to what extent the Company will experience disruptions related to the COVID-19 pandemic. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the pandemic domestically and internationally, and uncertainty regarding the effectiveness of federal, state and local governments’ efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity, including the timing of the successful distribution of an effective vaccine, the rate and level of persons receiving vaccinations and the efficacy of such vaccines. The current COVID-19 pandemic has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below and the risks described under “Item 1A. Risk Factors” in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2021 (the "Annual Report"), and the Company's subsequent filings under the Exchange Act.
Statements regarding the following subjects, among others, may be forward-looking:
•the use of the net proceeds of this offering described in the Preliminary Prospectus;
•market trends in the Company's industry, interest rates, the debt and lending markets or the general economy;
•the Company's business and investment strategy;
•the acquisition of properties, including those under contract and those in contract negotiations, the ability of the Company's acquisitions to achieve underwritten capitalization rates and the Company's ability to execute on its acquisition pipeline;
•the Company's internalization of retiring participating regional operators (“PROs”);
•the timing of acquisitions;
•the Company's relationships with, and the Company's ability and timing to attract additional PROs;
•the Company's ability to effectively align the interests of the Company's PROs with the Company and its shareholders;
•the integration of the Company's PROs and their managed portfolios into the Company, including into the Company's financial and operational reporting infrastructure and internal control framework;
•the Company's operating performance and projected operating results, including the Company's ability to achieve market rents and occupancy levels, reduce operating expenditures and increase the sale of ancillary products and services;

•the Company's ability to access additional off-market acquisitions;
•actions and initiatives of the U.S. federal, state and local government and changes to U.S. federal, state and local government policies and the execution and impact of these actions, initiatives and policies;
•the state of the U.S. economy generally or in specific geographic regions, states, territories or municipalities;
•economic trends and economic recoveries;
•the Company's ability to obtain and maintain financing arrangements on favorable terms;
•general volatility of the securities markets in which the Company participates;
•the negative impacts from the continued spread of COVID-19 on the economy, the self storage industry, the broader financial markets, the Company's financial condition, results of operations and cash flows and the ability of the Company's tenants to pay rent;
•changes in the value of the Company's assets;
•projected capital expenditures;
•the impact of technology on the Company's products, operations, and business;
•the implementation of the Company's technology and best practices programs (including the Company's ability to effectively implement its integrated Internet marketing strategy);
•changes in interest rates and the degree to which the Company's hedging strategies may or may not protect it from interest rate volatility;
•impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;
•the Company's ability to continue to qualify and maintain its qualification as a REIT for U.S. federal income tax purposes;
•availability of qualified personnel;
•the timing of conversions of each series of Class B common units of limited partner interest (“subordinated performance units”) in the Company's operating partnership and subsidiaries of the Company's operating partnership into Class A common units of limited partner interest (“OP units”) in the Company's operating partnership, the conversion ratio in effect at such time and the impact of such convertibility on its diluted earnings (loss) per share;
•the risks of investing through joint ventures, including whether the anticipated benefits from a joint venture are realized or may take longer to realize than expected;
•estimates relating to the Company's ability to make distributions to its shareholders in the future; and
•the Company's understanding of its competition.
The forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. Some of these factors are included in the Company's Annual Report, which is incorporated by reference into the Preliminary Prospectus Supplement and the accompanying prospectus. If a change occurs, the Company's business, financial condition, liquidity, results of operations and prospects may vary materially from those expressed in the Company's forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made.
Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER
Tamara D. Fischer
President and Chief Executive Officer

Date: July 20, 2021